Exhibit 1.1

Execution Version

39,032,006 Shares

NEW YORK COMMUNITY BANCORP, INC.

Common Stock

UNDERWRITING AGREEMENT

(the “Agreement”)

May 16, 2023

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

The Federal Deposit Insurance Corporation (the “FDIC”), as Receiver for Signature Bridge Bank, National Association, New York, New York, a shareholder (the “Selling Shareholder”) of New York Community Bancorp, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to sell (the “Offering”) to Barclays Capital Inc. (the “Underwriter”), an aggregate of 39,032,006 shares of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”). The aggregate of 39,032,006 shares of Common Stock to be purchased from the Selling Shareholder are called the “Shares.”

The Company and the Selling Shareholder wish to confirm as follows their agreement with the Underwriter, in connection with the purchase of the Shares from the Selling Shareholder.

1. Agreements to Sell and Purchase. The Selling Shareholder hereby agrees to sell, and, upon the basis of the representations, warranties and agreements of the Selling Shareholder and the Company herein contained and subject to all of the terms and conditions set forth herein, the Underwriter agrees to purchase from the Selling Shareholder at the purchase price listed in Schedule I hereto (the “purchase price per Share”), the number of Shares set forth opposite its name in Schedule I hereto. It is understood that the Underwriter reserves the right to vary the offering price to the public and further reserves the right to withdraw, cancel or modify any subsequent offering without notice.

2. Terms of Public Offering. The Company and the Selling Shareholder have been advised by the Underwriter that the Underwriter proposes to make a public offering of the Shares upon the terms described in the Prospectus (as defined below) dated the date hereof as soon as it deems advisable after this Agreement has been executed and delivered.

3. Delivery of the Shares and Payment Therefor. Delivery to the Underwriter of the Shares and payment therefor shall be made at the offices of Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, New York 10006, or at such other place as shall be agreed upon by the Underwriter, the Company and the Selling Shareholder, at 9:00 A.M. (New York

City time) on May 19, 2023, or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter, the Company and the Selling Shareholder (such time and date of payment and delivery being herein called the “Time of Delivery”). The place of closing for the Shares and the Time of Delivery may be varied by agreement between the Underwriter, the Company and the Selling Shareholder. The Company and the Selling Shareholder hereby acknowledge that circumstances under which the Underwriter may provide notice to postpone the Time of Delivery as originally scheduled include any reasonable determination by the Company or the Underwriter to recirculate or otherwise make available to the public an amended or supplemented General Disclosure Package or Prospectus.

The Shares to be purchased hereunder shall be delivered to the Underwriter for the Shares to be purchased by it on the Time of Delivery against payment of the applicable purchase price therefor by wire transfer of immediately available funds to one or more accounts specified in writing, not later than the close of business on the business day next preceding the Time of Delivery by the Selling Shareholder. Payment for the Shares sold by the Selling Shareholder hereunder shall be delivered by the Underwriter to the Selling Shareholder. Delivery of the Shares shall be made through the facilities of The Depository Trust Company unless the Underwriter shall otherwise instruct.

4. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Underwriter and the Selling Shareholder that:

4.1. The Company has filed with the Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement,” as defined under Rule 405 (“Rule 405”) of the rules and regulations (the “Securities Act Regulations”) of the Commission promulgated under the Securities Act of 1933, as amended (the “Securities Act”) on Form S-3 (No. 333-268056), including the related base prospectus, covering the registration of certain classes of securities of the Company (including the Shares) under the Securities Act, and the offer and sale thereof from time to time in accordance with Rule 415 of the Securities Act Regulations and a preliminary prospectus supplement relating to the Shares in accordance with the provisions of Rule 424(b) of the Securities Act Regulations (“Rule 424(b)”). Such registration statement, and any post-effective amendment thereto, became effective upon filing with the Commission in accordance with Rule 462(e) of the Securities Act Regulations (“Rule 462(e)”). Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus supplement relating to the Shares in accordance with the provisions of Rule 430B of the Securities Act Regulations (“Rule 430B”) and Rule 424(b). Any information included in such prospectus supplement that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B is referred to herein as “Rule 430B Information.” Any base prospectus and preliminary prospectus supplement used in connection with the offering of the Shares that omitted Rule 430B Information is referred to herein collectively as a “preliminary prospectus.” Such registration statement, at any given time, including any amendments thereto at such time, the exhibits and any schedules thereto at such time, the documents incorporated or deemed incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act at such time and the documents otherwise deemed to be a part thereof or included therein by the Securities Act Regulations, is herein referred to as the “Registration Statement”; provided, however, that “Registration Statement” without reference to a time means such registration statement as of the time of the first contract of sale for the Shares, which time shall be considered the “new effective date” of such registration statement with respect to the Underwriter and the Shares (within the meaning of Rule 430B(f)(2)); provided, further, that any registration statement filed pursuant to Rule 462(b) of the Securities Act Regulations is referred to herein as the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement”. The base prospectus and final prospectus supplement, in the form first furnished or made available to the Underwriter for use in connection with the confirmations of sales of the Shares, including the documents incorporated or deemed incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act prior to the time of the execution of this Agreement, are referred to herein collectively as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system thereto (collectively, “EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus, the Prospectus or the General Disclosure Package (as defined herein) (or other references of like import) shall be deemed to include all such financial statements and schedules and other information which is incorporated or is deemed to be incorporated by reference in or otherwise deemed by the Securities Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus, the Prospectus or the General Disclosure Package, as the case may be, prior to the execution of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus, the Prospectus or the General Disclosure Package shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which is incorporated or is deemed to be incorporated by reference in or otherwise deemed by the Securities Act Regulations to be a part of or included in the Registration Statement, such preliminary prospectus, the Prospectus or the General Disclosure Package, as the case may be, at or after the execution of this Agreement.

4.2. The Company hereby represents and warrants to, and agrees with, the Underwriter, as of the date hereof, as of the Applicable Time (as referred to in Section 4.2(a) hereof) and as of the Time of Delivery as follows:

(a) The Company meets the requirements for the use of Form S-3 under the Securities Act. The Registration Statement was filed by the Company with the Commission not earlier than three years prior to the date hereof. The Registration Statement became effective under the Securities Act upon filing with the Commission. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, and the Shares, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on an automatic shelf registration statement. No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued by the Commission under the Securities Act and no proceeding for that purpose has been instituted or is pending or, to the knowledge of the Company, is threatened or contemplated by the Commission or any state or other jurisdiction or regulatory body, and no notice of objection of the Commission to the use of such Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the Securities Act Regulations has been received by the Company. No order preventing or suspending the use of any preliminary prospectus, the Statutory Prospectus (as defined below) or the Prospectus has been issued and no proceeding for that purpose has been instituted or is pending or, to the knowledge of the Company, is threatened or contemplated by the Commission or any state or other jurisdiction or regulatory body. The Company has fully complied with any request on the part of the Commission or any state or other jurisdiction’s regulatory body for additional information.

At the respective times the Registration Statement (including any Rule 462(b) Registration Statement) and any post-effective amendments thereto became effective, at each deemed effective date with respect to the Underwriter and the Shares pursuant to Rule 430B(f)(2), at the Time of Delivery, each of the Registration Statement and any amendment or supplement thereto complied, complies and will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations, and did not, does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. Neither the Prospectus nor any amendment or supplement thereto, at the respective dates of the Prospectus and any such amendment or supplement, at the respective times that the Prospectus and any such amendment or supplement were issued, at the Time of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Any preliminary prospectus (including the prospectus filed as part of the Registration Statement or any amendment thereto) complied when so filed in all material respects with the Securities Act and the Securities Act Regulations and any such preliminary prospectus and the Prospectus delivered or made available to the Underwriter for use in connection with the offering of the Shares was and will, at the time of such delivery, be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

At the Applicable Time, the Statutory Prospectus (as defined below) and the information agreed to in writing by the Selling Shareholder, the Company and the Underwriter as the information to be conveyed orally by the Underwriter to purchasers of the Shares at the Applicable Time as set forth on Annex III, all considered together (collectively, the “General Disclosure Package”), did not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in the immediately preceding three paragraphs shall not apply to statements in or omissions from the Registration Statement, or any post-effective amendment thereto, or the Prospectus or the General Disclosure Package, or any amendment or supplement thereto, made in reliance upon and in conformity with the information specified in Section 13 hereof that will be furnished to the Company in writing by the Underwriter expressly for use therein or information with respect to the Selling Shareholder under the caption “Selling Shareholder” in the Statutory Prospectus, the General Disclosure Package and the Prospectus or other information provided by the Selling Shareholder for inclusion in such documents.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 4:32 p.m. (New York City time) on May 16, 2023 or such other time as agreed by the Company and the Underwriter.

“Statutory Prospectus,” at any given time, means the base prospectus that is included in the Registration Statement and the preliminary prospectus supplement relating to the Shares immediately prior to that time, including the documents incorporated or deemed to be incorporated by reference therein at such time. For purposes of this definition, information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B shall be considered to be included in the Statutory Prospectus only at the actual time that such form of prospectus is filed with the Commission pursuant to Rule 424(b).

“Issuer-Represented Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act Regulations (“Rule 433”), relating to the Shares that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) of the Securities Act Regulations, whether or not required to be filed with the Commission, or (iii) is exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) of the Securities Act Regulations because it contains a description of the Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) of the Securities Act Regulations.

Each Issuer-Represented Free Writing Prospectus, at its issue date and at all subsequent times through the completion of the public offering contemplated hereby or until any earlier date that the Company notified or notifies the Underwriter as described in Section 9(d) hereof, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any preliminary prospectus, the Statutory Prospectus or the Prospectus, including any document incorporated or deemed incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

(b) (A) At the date of the original effectiveness of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act Regulations) made any offer relating to the Shares in reliance on the exemption of Rule 163 of the Securities Act Regulations, and (D) at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405; and (AA) at the original effectiveness of the Registration Statement, (BB) at the earliest time after the original effectiveness of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act Regulations) of the Shares and (CC) as of the execution of this Agreement (with such time of execution being used as the determination date for purpose of this clause (CC)), the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(c) The documents which are incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus or from which information is so incorporated by reference (the “Exchange Act Reports”), when they became effective or were filed with the Commission, as the case may be (or, if an amendment with respect to any such documents was filed or became effective, when such amendment was filed or became effective), complied in all material respects with the requirements of the Exchange Act, and the rules and regulations of the Commission thereunder (the “Exchange Act Regulations”), and, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, at the original effectiveness of the Registration Statement, at the earlier of the time the Prospectus was first used and the date and time of the first contract of sale of the Shares, at the Time of Delivery did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) The financial statements included, incorporated by reference or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus, together with the related schedules and notes, present fairly the consolidated financial position of the Company and its subsidiaries, as of and at the dates indicated and the results of their operations, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries, for the periods specified; such financial statements, unless otherwise noted therein, have been prepared in conformity with generally accepted accounting principles as applied in the United States (“GAAP”) applied on a consistent basis throughout the periods involved; the supporting schedules, if any, included, incorporated by reference or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included, incorporated by reference or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus; no other financial statements or supporting schedules are required under the Securities Act, the Securities Act Regulations, the Exchange Act or the Exchange Act Regulations to be included in the Registration Statement, the General Disclosure Package or the Prospectus; the selected financial data and the summary financial information included, incorporated by reference or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus fairly present the information therein and have been compiled on a basis consistent with that of the audited financial statements included, incorporated by reference or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus. Except as included therein, no historical or pro-forma financial statements are required to be included in the

Registration Statement, the General Disclosure Package or the Prospectus under the Securities Act, the Securities Act Regulations, the Exchange Act or the Exchange Act Regulations. To the extent applicable, all disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act, the rules and regulations promulgated by the Commission thereunder and Item 10 of Regulation S-K under the Securities Act.

(e) Neither the Company nor the Bank (as defined below) (i) is in violation of its charter or by-laws, (ii) is in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation in any respect of any law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, foreign or domestic, except (in the case clauses (ii) and (iii) above) violations or defaults that could not (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect (as defined below).

(f) Each of the Company and Flagstar Bank, N.A. (“Flagstar” or the “Bank”) have been duly organized and are validly existing as corporations, statutory business trusts or limited liability companies, as the case may be, in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing as foreign corporations, statutory business trusts or limited liability companies in each jurisdiction in which the character or location of their respective properties (owned, leased or licensed) or the nature or conduct of their respective businesses makes such qualification necessary, except where the failure to be so qualified or in good standing (individually or in the aggregate) could not reasonably be expected to have a material adverse effect on (i) the business, condition (financial or otherwise), results of operations, stockholders’ equity, properties or prospects of the Company and the Bank, individually or taken as a whole or (ii) the Offering or consummation of any of the other transactions contemplated by this Agreement (including the issuance and sale of the Shares), the Registration Statement, the General Disclosure Package or the Prospectus, (any such effect described in clauses (i) or (ii) being a “Material Adverse Effect”), and have all requisite power and authority to own, lease or operate their respective properties and to conduct their respective businesses as described in each of the Registration Statement, the General Disclosure Package and the Prospectus, except as would not be expected to result in a Material Adverse Effect;

(g) Other than the Bank, no subsidiary of the Company within the meaning of Rule 405 under the Securities Act is a “significant subsidiary” as defined in Section 1.02 of Regulation S-X.

(h) The Company has an authorized capitalization as set forth in each of the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Description of Common Stock”; all of the outstanding shares of capital stock of the Company are fully paid and non-assessable and have been duly authorized and validly issued, in compliance with all applicable state and federal securities laws and not in violation of or subject to any preemptive or similar right that does or will entitle any person to acquire from the Company or any subsidiary of the Company any Common Stock or other security of the Company or the Bank convertible into, or exercisable or exchangeable for, Common Stock (each a “Relevant Security”).

(i) The Shares to be sold by the Selling Shareholder have been duly and validly authorized and issued, are fully paid and non-assessable, were issued in compliance with all applicable state and federal securities laws and were not issued in violation of or subject to any preemptive or similar right that entitled any person to acquire any Relevant Security from the Company or any subsidiary of the Company upon issuance of the Shares. The Common Stock and the Shares conform to the descriptions thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus. Except as disclosed or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor the Bank has outstanding warrants, options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, or any contracts or commitments to issue or sell, any Relevant Security.

(j) All of the issued shares of capital stock of or other ownership interests in the Bank have been duly and validly authorized and issued and are fully paid and non-assessable and are owned directly or indirectly by the Company free and clear of any lien, charge, mortgage, pledge, security interest, claim, equity, trust or other encumbrance, preferential arrangement, defect or restriction of any kind whatsoever (any “Lien”).

(k) The Company has full right, power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement, the Registration Statement, the General Disclosure Package and the Prospectus. This Agreement and the transactions contemplated by this Agreement, the Registration Statement, the General Disclosure Package and the Prospectus have been duly and validly authorized by the Company.

(l) This Agreement has been duly authorized, executed and delivered by the Company.

(m) The execution, delivery and performance by the Company of this Agreement and the satisfaction of the Company’s obligations hereunder will not (i) conflict with, require consent under or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or the Bank is a party or by which the Company or the Bank is bound or to which any of the property or assets of the Company or the Bank is subject, (ii) conflict with or violate the provisions of the charter or by-laws or other organizational document of the Company or the Bank, or (iii) conflict with or violate any statute or any order, rule or regulation of any court, regulatory authority or governmental agency or body (each a “Governmental Entity”) having jurisdiction over the Company or the Bank or any of their properties or assets; and except as may be required under the securities or Blue Sky laws of the various states and other jurisdictions in connection with the purchase and distribution of the Shares by the Underwriter, the Company is not required to obtain any consent, approval, authorization or order of, or file or register with, any such Governmental Entity for the execution, delivery or performance of this Agreement by it and the satisfaction of the Company’s obligations hereunder, except (in the case of clause (i) above) as could not reasonably be expected to have a Material Adverse Effect.

(n) The statements set forth in the Prospectus under the caption “Description of Common Stock”, insofar as they purport to constitute a summary of the terms of the Common Stock, under the caption “New York Community Bancorp, Inc. — Equity Appreciation Instrument and Registration Rights”, under the caption “Material United States Tax Consequences to Non-U.S. Holders of Common Stock” and under the caption “Underwriting”, insofar as they purport to describe the provisions of the laws, agreements and documents referred to therein, are accurate, complete and fair.

(o) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any Relevant Security owned or to be owned by such person or to require the Company to include any such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act (other than with respect to the Shares).

(p) Since the end of the period covered by the latest audited financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and the Bank, individually or taken as a whole, that is material and adverse, (ii) except as disclosed in or contemplated by the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor the Bank has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, (iii) except as disclosed in or contemplated by the Registration Statement, the General Disclosure Package and the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock and (iv) there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and the Bank taken as a whole. Since the date of the latest balance sheet presented, or incorporated by reference, in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor the Bank has incurred or undertaken any liabilities or obligations, whether direct or indirect, liquidated or contingent, matured or unmatured, or entered into any transactions, including any acquisition or disposition of any business or asset, which are material to the Company and the Bank individually or taken as a whole, except for liabilities, obligations and transactions which are disclosed or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.

(q) The other financial and statistical information included, incorporated by reference or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus present fairly the information included therein and have been prepared on a basis consistent with that of the financial statements that are included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus and the books and records of the respective entities presented therein.

(r) KPMG LLP, the independent registered public accounting firm that certified the financial statements and supporting schedules included, incorporated by reference or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, are independent public accountants as required by the Securities Act, the Securities Act Regulations, the Exchange Act, the Exchange Act Regulations and the Public Company Accounting Oversight Board (United States); KPMG LLP has audited the Company’s internal control over financial reporting.

(s) The Company and the Bank own or lease all such properties as are necessary to the conduct of its business as presently operated and as proposed to be operated as described or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus, except as would not be expected to result in a Material Adverse Effect. The Company and the Bank have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Bank; and all assets held under lease by the Company and the Bank are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and the Bank.

(t) The Company and the Bank own, possess or can acquire on reasonable terms, adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others that could be expected to have a Material Adverse Effect.

(u) There are no legal or governmental proceedings pending to which the Company or the Bank is a party or of which any property or assets of the Company or the Bank is the subject (A) that is required to be disclosed in the Registration Statement, the General Disclosure Package or the Prospectus by the Securities Act or the Securities Act Regulations and not disclosed therein or (B) which could reasonably be expected to have a Material Adverse Effect; and to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(v) No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer, stockholder, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the Securities Act, the Exchange Act, the Securities Act Regulations or the Exchange Act Regulations to be described in the Registration Statement, the General Disclosure Package or the Prospectus which is not so described and described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus. The Company has not, in violation of the Sarbanes-Oxley Act, directly or indirectly, including through the Bank, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of the Company.

(w) No labor disturbance by the employees of the Company exists or, to the knowledge of the Company, is imminent which could reasonably be expected to have a Material Adverse Effect.

(x) The Company has filed all federal, state and local income and franchise tax returns required to be filed with respect to the Company and the Bank through the date hereof and has paid all taxes due thereon, and no tax deficiency has been determined adversely to the Company or the Bank which has had (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company or the Bank, could have) a Material Adverse Effect. The accruals and reserves on the books and records of the Company and the Bank in respect of tax liabilities for any taxable period not finally determined are reasonably believed to be adequate to meet any assessments and related liabilities for any such period and, since December 31, 2022, the Company and the Bank have not incurred any liability for taxes other than in the ordinary course of its business. There is no tax lien, whether imposed by any federal, state or other taxing authority, outstanding against the assets, properties or business of the Company or the Bank, except as would not be material to the Company and the Bank either individually or taken as a whole.

(y) The Company and the Bank maintain “internal control over financial reporting” (as defined in Rule 13a-15(f) and Rule 15d-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weakness in its internal control over financial reporting.

(z) The Company has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act); the Company’s “disclosure controls and procedures” are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the applicable Exchange Act Regulations, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the Exchange Act with respect to such reports.

(aa) Since the date of the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, there has been no change in internal control or in other factors that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(bb) Neither the Company nor the Bank is, or will be after the Offering and application of the proceeds therefrom, an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended; and the rules and regulations of the Commission thereunder, and is not and will not be an entity “controlled” by an “investment company” within the meaning of such Act.

(cc) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to the termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification except as would not be expected to result in a Material Adverse Effect.

(dd) There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company or the Bank (or, to the Company’s knowledge, any other entity for whose acts or omissions the Company is or may be liable) upon any other property now or previously owned or leased by the Company or the Bank, or upon any other property, which would be a violation of or give rise to any liability under any applicable law, rule, regulation, order, judgment, decree or permit relating to pollution or protection of human health and the environment (“Environmental Law”), except for violations and liabilities which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. There has been no disposal discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company or the Bank has knowledge, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor the Bank has agreed to assume, undertake or provide indemnification for any liability of any other person under any Environmental Law, including any obligation for cleanup or remedial action, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no pending or, to the best of the Company’s knowledge, threatened administrative, regulatory or judicial action, claim or notice of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or the Bank, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ee) None of the Company; the Bank; any directors, officers, or employees of the Company or the Bank; or, to the knowledge of the Company, any agent or affiliate or other person associated with or acting on behalf of the Company or the Bank has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity or failed to disclose fully any such contribution in violation of law; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated, conspired to violate or aided and abetted the violation of the Foreign Corrupt Practices Act of 1977 or any other applicable anti-bribery or anticorruption law or regulation (collectively, “Anticorruption Laws”); or (v) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(ff) The operations of the Company and the Bank are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) having authority over the Company or the Bank.

(gg) Neither the Company nor the Bank nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or the Bank is currently subject to or the target of any U.S. sanctions administered or enforced by the U.S. government, including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or other relevant sanction authority (collectively, “Sanctions”); and the Company will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of (i) financing the activities or business of any person or in any country or territory, that, at the time of such funding, is the subject of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(hh) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or the Bank with respect to the Anticorruption Laws, Anti-Money Laundering Laws or Sanctions is pending or, to the best knowledge of the Company, threatened. The Company has, and has implemented and maintains and enforces, policies, procedures and internal controls reasonably designed to achieve compliance with the Anticorruption Laws, Anti-Money Laundering Laws and Sanctions.

(ii) The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, and each of the Company and the Bank (i) is in compliance, in all material respects, in the conduct of its business, with all applicable federal, state, local statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, all other applicable fair lending laws or other laws relating to discrimination and the Bank Secrecy Act, and, as of the date hereof, the Bank is an insured depository institution that has a Community Reinvestment Act rating of “satisfactory” or better and (ii) has all permits, licenses, franchises, certificates of authority, orders, and approvals of, and has made all filings, applications, and registrations with, all Governmental Entities that are required in order to permit the Company or the Bank to carry on its business as currently conducted, except for those the failure of which to possess would not have a Material Adverse Effect.

(jj) The Bank is a national banking association duly organized and validly existing under the laws of the United States and is a member of the Federal Reserve System. The Bank’s deposits are insured by the FDIC through the Deposit Insurance Fund in the manner and to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due.

(kk) The Company and the Bank currently maintain, or are covered by, insurance in such amounts and covering such risks as is considered by each of them to be reasonable for their respective operations and their known liabilities, contingent and otherwise. There are no material claims by the Company or the Bank under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. Neither the Company nor either Bank has received notice from any insurance carrier that such insurance will be canceled or that coverage thereunder will be reduced or eliminated, except as could not be expected to have a Material Adverse Effect; and there are presently no material claims pending under policies of such insurance and no notices have been given by the Company or either Bank under such policies.

(ll) There are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the Offering, other than as contemplated by this Agreement or, to the Company’s knowledge, any arrangements, agreements, understandings, payments or issuance with respect to the Company or any of its officers, directors, shareholders, partners, employees, Subsidiaries or affiliates that may affect the Underwriter’s compensation as determined by FINRA.

(mm) The Company is in compliance in all material respects with applicable provisions of the Sarbanes-Oxley Act that are currently in effect.

(nn) Since the date of the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, the Company’s independent registered public accountants and the audit committee of the board of directors of the Company (or persons fulfilling the equivalent function) have not been advised of (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data nor any material weaknesses in internal controls or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

(oo) The statistical and market-related data contained, incorporated by reference or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources which the Company believes are reliable and accurate.

(pp) The Common Stock has been registered pursuant to Section 12(b) of the Exchange Act. The shares of Common Stock are listed on the NYSE, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or de-listing the Common Stock from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing.

(qq) Neither the Company nor, to the Company’s knowledge, any of its affiliates (within the meaning of Rule 144 under the Securities Act) has taken, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, a violation of Regulation M under the Exchange Act or the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Shares.

5. Representations and Warranties of the Selling Shareholder. The Selling Shareholder represents and warrants to, and agrees with, the Underwriter that:

(a) The Selling Shareholder now has and at each Time of Delivery will have a security entitlement (within the meaning of Section 8-102(a)(17) of the Uniform Commercial Code as in effect in the State of New York (the “UCC”)) to the Shares to be sold by it, free and clear of any action that may be asserted based on an adverse claim with respect to such security entitlement, and assuming that the Underwriter acquires its interest in the Shares it has purchased from the Selling Shareholder without notice of any adverse claim (within the meaning of Section 8-105 of the UCC), upon the crediting of such Shares to the securities account of the Underwriter maintained with The Depository Trust Company (“DTC”) and payment therefor by the Underwriter, as provided herein, the Underwriter will have acquired a security entitlement to such Shares, and no action based on any adverse claim may be asserted against the Underwriter with respect to such security entitlement.

(b) The Selling Shareholder has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and this Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Shareholder.

(c) No consent, approval or waiver is required under any instrument or agreement to which the Selling Shareholder is a party or by which the Selling Shareholder is bound in connection with the offering, sale or purchase by the Underwriter of any of the Shares which may be sold by the Selling Shareholder under this Agreement or the consummation by the Selling Shareholder of any of the other transactions contemplated hereby.

(d) The Selling Shareholder (i) has not violated, conspired to violate, or aided and abetted the violation of any Anticorruption Laws, Anti-Money Laundering Laws or Sanctions and (ii) the proceeds from the Offering will not be used for the purpose of violating, conspiring to violate or aiding and abetting the violation of any Anticorruption Laws, Anti-Money Laundering Laws or Sanctions.

6. Covenants and Agreements of the Company and the Selling Shareholder.

6.1. The Company covenants and agrees with the Underwriter and the Selling Shareholder as follows:

(a) The Company, subject to Section 6.1(b), will comply with the requirements of Rule 430B and will notify the Underwriter promptly, (i) when any post-effective amendment to the Registration Statement or new registration statement relating to the Shares shall become effective, or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission relating to the Registration Statement or the Prospectus, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, including any document incorporated by reference therein or otherwise deemed to be a part thereof, or for additional information, (iv) of the issuance of any stop order suspending the effectiveness of the Registration Statement or such new registration statement, or notice objecting to its use pursuant to Rule 401(g)(2) of the Securities Act Regulations, or any order preventing or suspending the use of the preliminary prospectus or the Prospectus or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or, to the Company’s knowledge, threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the Securities Act concerning the Registration Statement or (v) if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Shares. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop, prevention or suspension order and, if any such order is issued, to obtain promptly the lifting thereof. The Company shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) of the Securities Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)). This subsection (a) shall only apply to the Company for so long as the distribution of the Shares purchased hereunder has not been completed or so long as the delivery of a prospectus is required in connection with such offering or sale of the Shares hereunder.

(b) The Company will give the Underwriter and the Selling Shareholder notice of its intention to file or prepare any amendment to the Registration Statement or new registration statement relating to the Shares or any amendment or supplement to either the General Disclosure Package or the Prospectus, whether pursuant to the Securities Act, the Exchange Act or otherwise, and the Company will furnish or make available to the Underwriter and the Selling Shareholder copies of any such document a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Underwriter and the Selling Shareholder or counsel for the Underwriter and counsel for the Selling Shareholder shall reasonably object on a timely basis unless, in the judgment of the

Company, filing or use of such document is necessary to comply with any law. This subsection (b) shall only apply to the Company for so long as the distribution of the Shares purchased hereunder has not been completed or so long as the delivery of a prospectus is required in connection with such offering or sale of the Shares hereunder.

(c) The Company has furnished or will deliver to the Underwriter and the Selling Shareholder and counsel for the Underwriter and counsel for the Selling Shareholder, without charge, signed copies of the Original Registration Statement and any new registration statement relating to the Shares and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein or otherwise deemed to be a part thereof) and signed copies of all consents and certificates of experts, and will also deliver to the Underwriter and the Selling Shareholder, without charge, a conformed copy of the Original Registration Statement and any new registration statement relating to the Shares and each amendment thereto (without exhibits) for the Underwriter and the Selling Shareholder. However, the Company’s obligation to deliver such registration statements to the Underwriter and the Selling Shareholder shall be deemed satisfied to the extent that such registration statements are (1) available on EDGAR and (2) identical to the EDGAR version.

(d) The Company has delivered to the Underwriter and the Selling Shareholder, without charge, as many copies of the preliminary prospectus as the Underwriter and the Selling Shareholder reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will furnish to the Underwriter and the Selling Shareholder, without charge, during the period when a prospectus is (or but for the exception afforded by Rule 172 of the Securities Act Regulations (“Rule 172”) would be) required to be delivered under the Securities Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) If at any time when a prospectus is (or but for the exception afforded by Rule 172 would be) required by the Securities Act to be delivered in connection with sales of the Shares, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriter or for the Company or the Selling Shareholder, to amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus in order that the same will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein (solely in the case of the General Disclosure Package and the Prospectus, in the light of the circumstances existing at the time it is delivered to a purchaser) not misleading, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus in order to comply with the requirements of the Securities Act or the Securities Act Regulations or to file a new registration statement relating to the Securities, the Company will promptly (1) notify the Underwriter and the Selling Shareholder of any such event or condition, (2) prepare and file with the Commission, subject to Section 6.1(b), (i) such amendment or supplement as may be necessary to correct such statement or omission or to comply with such requirements and (ii) such new registration statement to satisfy such filing requirement, (3) use its best efforts to have such amendment or new registration statement declared effective as soon as practicable (if it is not an automatic shelf registration statement with respect to the Shares) and (4) furnish to the Underwriter and the Selling Shareholder such number of copies of such amendment, supplement or new registration statement as the Underwriter may reasonably request. If at any time following issuance of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Shares), the preliminary prospectus or the Prospectus included, includes or would include an untrue statement of a material fact or omitted, omits or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Underwriter and the Selling Shareholder and will promptly amend or supplement, at its own expense, such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The Underwriter’s delivery of any such amendment or supplement shall not constitute a waiver of any of the conditions in Section 9 hereof.

(f) As soon as practicable, the Company will make generally available to its security holders and to the Underwriter an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(g) The Company will obtain an undertaking (“Lock-Up Agreement”) in substantially the form of Annex II hereto of each of its executive officers and directors listed on Schedule II attached hereto not to engage in any of the aforementioned transactions on their own behalf, other than, pursuant to the exceptions provided in the Lock-Up Agreement. The Company will not file a registration statement under the Securities Act in connection with any transaction by any person that is prohibited pursuant to the foregoing, except for registration statements on Form S-8 relating to employee benefit plans or Form S-4 relating to corporate reorganizations or other transactions under Rule 145 of the Securities Act Regulations.

(h) The Company shall use its best efforts to maintain the listing of the Shares on the NYSE, and satisfactory evidence of such admission and authorization for listing shall be provided to the Underwriter, if requested.

(i) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, a violation of Regulation M under the Exchange Act or stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Stock.

(j) The Company, during the period when a prospectus is (or but for the exception afforded by Rule 172 would be) required to be delivered under the Securities Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the Exchange Act Regulations.

(k) The Company represents and agrees that, unless it obtains the prior consent of the Underwriter, and the Underwriter represents and agrees that, unless it obtains the prior consent of the Company, the Selling Shareholder and the Underwriter, it has not made and will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission other than Issuer-Represented Free Writing Prospectuses listed on Annex I hereto. Each such Issuer-Represented Free Writing Prospectus and each other free writing prospectus consented to by the Underwriter or by the Company and the Underwriter, as the case may be, is hereinafter individually referred to as a “Permitted Free Writing Prospectus.” Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. Notwithstanding the foregoing, the Company consents to the use by the Underwriter of a free writing prospectus that contains only (a)(i) information describing the preliminary terms of the Shares or the Offering, (ii) information meeting the requirements of Rule 134 of the Securities Act Regulations or (iii) information that describes the final terms of the Shares or their offering or (b) other customary information that is neither “issuer information,” as defined in Rule 433, nor otherwise an Issuer-Represented Free Writing Prospectus.

(l) If, immediately prior to the third anniversary of the effectiveness of the Original Registration Statement (the “Renewal Date”), any Shares remain unsold by any Underwriter, the Company will, prior to the Renewal Date and subject to Section 6.1(b), promptly notify the Underwriter and file, if it has not already done so, a new shelf registration statement or, if applicable, an automatic shelf registration statement relating to such Shares, and, if such registration statement is not an automatic shelf registration statement, will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Date and to notify the Underwriter of its effectiveness, and will take all other reasonable actions necessary or appropriate to permit the public offer and sale of such Securities to continue as contemplated in the expired registration statement relating to such Securities. References herein to the “Registration Statement” shall include such new shelf registration statement or automatic shelf registration statement, as the case may be.

6.2. The Selling Shareholder covenants and agrees with the Underwriter and the Company as follows:

(a) That it will not prepare or have prepared on its behalf or use, distribute or refer to any free writing prospectus without the prior approval of the Underwriter; and

(b) The Selling Shareholder will not take, directly or indirectly, any action designed to or that has constituted or that reasonably would be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the sale of the Shares;

(c) The Selling Shareholder will do and perform all things required or necessary to be done and performed under this Agreement by it prior to each Delivery Date, and to satisfy all conditions precedent to the Underwriter’s obligations hereunder to purchase the Shares.

7. Expenses. The Company covenants and agrees with the Underwriter and the Selling Shareholder that (x) the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Securities Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriter and dealers; (ii) the printing and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus, the General Disclosure Package, the Blue Sky memoranda, any Issuer-Represented Free Writing Prospectus, this Agreement and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the filing fees incident to securing any required review by FINRA of the fairness of the terms of the sale of the Shares and the reasonable fees and disbursements of counsel for the Underwriter relating thereto; (iv) the cost of preparing stock certificates (if any); (v) the costs and charges of any transfer agent or registrar; and (vi) all other fees, costs and expenses referred to in Item 13 of the Registration Statement, and (y) the Selling Shareholder will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Selling Shareholder’s counsel in connection with the registration of the Shares under the Securities Act and (ii) any stamp duties or other transfer taxes payable, in connection with the issuance and delivery of the Shares to the Underwriter. Except as provided in this Section 7 and in Section 8 hereof, the Underwriter shall pay its own expenses, including the fees and disbursements of its counsel (other than as described in clause (x)(iii) of this Section 7), and any advertising expenses in connection with the Offering.

If this Agreement is terminated by the Underwriter in accordance with the provisions of Section 9 hereof, the Company shall reimburse the Underwriter for all of its reasonable out of pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriter.

8. Indemnification and Contribution. (a) The Company will indemnify and hold harmless the Underwriter, the FDIC and the Selling Shareholder and their partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such persons within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Securities Act, the Exchange Act, other federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the General Disclosure Package, the Prospectus or any individual Issuer-Represented Free Writing Prospectus, any road show materials or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by the Underwriter or the Selling Shareholder specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 13 hereof.

(b) The Selling Shareholder will indemnify and hold harmless the Company and the Underwriter against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Securities Act, the Exchange Act, other federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the General Disclosure Package, the Prospectus or any individual Issuer-Represented Free Writing Prospectus, any road show materials or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Selling Shareholder will only be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by the Selling Shareholder specifically for use therein.

(c) The Underwriter will indemnify and hold harmless the Company, the FDIC and the Selling Shareholder and each of their directors and each of their officers who signs a Registration Statement and each person, if any, who controls such persons, as applicable, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”), against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Securities Act, the Exchange

Act, other federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the General Disclosure Package, the Prospectus or any individual Issuer-Represented Free Writing Prospectus, any road show materials or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished to the Company by the Underwriter consists of the information described as such in Section 13 hereof.

(d) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a), (b) or (c) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a), (b) or (c) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(e) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholder on the one hand and the Underwriter on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholder on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholder, on the one hand, and the Underwriter, on the other hand, in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Shareholder, on the one hand, and the total underwriting discounts and commissions received by the Underwriter. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (e), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriter’s obligations in this subsection (e) to contribute are several in proportions to their respective underwriting obligations and not joint. The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 8(e) were determined by pro rata allocation (even if the Underwriter were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(e).

9. Conditions of the Underwriter’s Obligations. The obligations of the Underwriter hereunder, as to the Shares to be delivered at the Time of Delivery, shall be subject, in its discretion, to the condition that all representations and warranties and other statements of the Company herein are true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) On the date of the Prospectus at a time prior to the execution of this Agreement, KPMG LLP shall have furnished to the Underwriter a letter, dated the date of delivery thereof, in form and substance satisfactory to the Underwriter, containing statements and information of the type ordinarily included in accountants “comfort letters” to underwriters with respect to the financial statements of the Company and certain financial information contained, incorporated by reference in or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.

(b) At the Time of Delivery, KPMG LLP shall have delivered a letter, dated as of the Time of Delivery, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (a) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Time of Delivery.

(c) Each of the preliminary prospectus supplement, the Statutory Prospectus and the Prospectus containing the Rule 430B Information shall have been filed with the Commission in the manner and within the applicable time period required by Rule 424(b) (without reliance on Rule 424(b)(8)) and in accordance with Section 6.1(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., New York City time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or to the Company’s knowledge threatened by the Commission; no order preventing or suspending the use of any preliminary prospectus, the Statutory Prospectus or the Prospectus shall have been issued by the Commission or any other Governmental Entity; any material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Underwriter and no notice of objection of the Commission to the use of such form of registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the Securities Act Regulations shall have been received by the Company.

(d) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole which, in the judgment of the Underwriter, is material and adverse and makes it impractical or inadvisable to market the Shares; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) of the Securities Act Regulations), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Underwriter, impractical to market or to enforce contracts for the sale of the Shares, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the NYSE, or any setting of minimum or maximum prices for trading on such exchange; (v) any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or New York State authorities; (vii) any major disruption of settlements of securities, payment, or clearance services in the United States or any other country where such securities are listed or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Underwriter, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Shares or to enforce contracts for the sale of the Shares.

(e) The Underwriter shall have received an opinion, dated the Time of Delivery, of R. Patrick Quinn, Senior Executive Vice President, General Counsel & Corporate Secretary of the Company, substantially to the effect as set forth in Annex IV.

(f) The Underwriter shall have received an opinion and letter, dated the Time of Delivery, of Sullivan and Cromwell LLP, special counsel to the Company, substantially to the effect as set forth in Annexes V and VI respectively.

(g) Cleary Gottlieb Steen & Hamilton LLP shall have furnished to the Underwriter such written opinion or opinions, dated the Time of Delivery, with respect to such matters as the Underwriter may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(h) The Underwriter shall have received on the Time of Delivery a certificate of the Company’s Chief Executive Officer or a Senior Vice President and its Chief Financial Officer stating that: (i) the condition set forth in subsection (c) of this Section 9 has been satisfied, (ii) as of the date of the Agreement and as of the Time of Delivery, the representations and warranties of the Company set forth in Section 4 of the Agreement are accurate, (iii) as of the Time of Delivery, all agreements, conditions and obligations of the Company to be performed or complied with hereunder on or prior thereto have been duly performed or complied with, (iv) the Company and the Bank have not sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, (v) there are no pro forma or as adjusted financial statements that are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus pursuant to the Securities Act, the Securities Act Regulations, the Exchange Act or the Exchange Act Regulations that have not been included as required and (vi) subsequent to the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus there has not been any material adverse change or any development involving a prospective material adverse change, whether or not arising from transactions in the ordinary course of business, in or affecting (y) the business, condition (financial or otherwise), results of operations, stockholders’ equity, properties or prospects of the Company and the Bank, individually or taken as a whole or (z) the Offering or consummation of any of the other transactions contemplated by this Agreement, the Registration Statement, the General Disclosure Package and the Prospectus.

(i) The Underwriter shall have received on the Time of Delivery a certificate of the Selling Shareholder’s Assistant Director stating that: (i) as of the date of the Agreement and as of the Time of Delivery, the representations and warranties of the Selling Shareholder set forth in Section 5 of the Agreement are accurate and (ii) as of the Time of Delivery, all agreements, conditions and obligations of the Selling Shareholder to be performed or complied with under the Agreement on or prior thereto have been duly performed or complied with.

(j) The Company and the Selling Shareholder shall have furnished or caused to have been furnished to the Underwriter further certificates and documents as the Underwriter shall have reasonably requested.

(k) At or prior to the Time of Delivery, the Underwriter shall have received Lock-Up Agreements in substantially the form of Annex II hereto from each of the Company’s executive officers and directors listed on Schedule II attached hereto.

(l) At the Time of Delivery, the Shares shall have been approved for listing on the NYSE.

(m) As of the date hereof and at the Time of Delivery, the Chief Financial Officer of the Company shall have furnished to the Underwriter a certificate with respect to certain financial information contained in the General Disclosure Package and the Prospectus, dated the respective dates of delivery thereof, in substantially the form of Annex VII.

The Company will furnish the Underwriter with such conformed copies of such opinions, certificates, letters and documents as the Underwriter reasonably request. If any of the conditions hereinabove provided for in this Section 9 shall not have been satisfied when and as required by this Agreement, this Agreement may be terminated by the Underwriter by notifying the Company and the Selling Shareholder of such termination in writing or by telegram at or prior to the Time of Delivery. The Underwriter may in its sole discretion waive compliance with any conditions to its obligations hereunder.

10. [RESERVED]

11. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Selling Shareholder or their respective officers and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company, the Selling Shareholder or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Shares. If the purchase of the Shares by the Underwriter is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 10 hereof, the Company will reimburse the Underwriter for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the sale of the Shares, and the respective obligations of the Company, the Selling Shareholder and the Underwriter pursuant to Section 8 hereof shall remain in effect. In addition, if any Shares have been purchased hereunder, the representations and warranties in Section 4 and 5 and all obligations under Section 6 shall also remain in effect.

12. [RESERVED]

13. Information Furnished by the Underwriter. The Company acknowledges that the fourth (beginning “Barclays Capital Inc. proposes to offer the shares...”) and eleventh (beginning “A prospectus in electronic format...”) paragraphs of text, each under the caption “Underwriting” in the General Disclosure Package and the Prospectus, constitute the only information furnished by the Underwriter as such information is referred to in Sections 4.2(a), 8(a) and 8(b) hereof.

14. No Fiduciary Relationships. The Company and the Selling Shareholder acknowledge and agree that (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Selling Shareholder, on the one hand, and the Underwriter, on the other hand, (ii) in connection with the offering contemplated hereby and the process leading to such transaction the Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or the Selling Shareholder, or the Company’s or the Selling Shareholder’s shareholders, creditors, employees or any other third party, (iii) the Underwriter has not assumed or will assume an advisory or fiduciary responsibility in favor of the Company or the Selling Shareholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Company or the Selling Shareholder on other matters) and the Underwriter has no obligation to the Company or the Selling Shareholder with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (iv) the Underwriter and its respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Selling Shareholder, and (v) the Underwriter have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and the Selling Shareholder has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

15. Miscellaneous. Notice given pursuant to any of the provisions of this Agreement shall be in writing and shall be delivered

(i)	to the Company

New York Community Bancorp, Inc.

102 Duffy Avenue

Hicksville, New York 11801

Attention: R. Patrick Quinn

with a copy to

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

Attention: Mark J. Menting & Jared M. Fishman

(ii)	to the Underwriter

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Attention: Syndicate Registration

with a copy to

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, New York 10006

Attention: Adam Fleisher

(iii)	to the Selling Shareholder

Federal Deposit Insurance Corporation

Attn: Shawn Khani, Deputy Director, Division of Resolutions and Receiverships

Email: skhani@fdic.gov

with a copy (which shall not constitute notice) to

Federal Deposit Insurance Corporation

Attn: Legal Division

Email: malibera@fdic.gov

and

Dentons US LLP

1221 Sixth Avenue

New York, New York 10020

Attention: Walter Van Dorn

This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriter, the Selling Shareholder and the Company, and, to the extent provided in Section 8 hereof, the Indemnified Parties and Underwriter Indemnified Parties referred to in Sections 8, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right or obligation under or by virtue of this Agreement.

16. Applicable Law; Counterparts. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES OF SAID STATE OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

THE COMPANY, ON BEHALF OF ITSELF AND ITS SUBSIDIARIES, HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE CITY OF NEW YORK IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING RELATED TO THIS AGREEMENT OR ANY OF THE MATTERS CONTEMPLATED HEREBY, IRREVOCABLY WAIVES ANY DEFENSE OF LACK OF PERSONAL JURISDICTION

AND IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. THE COMPANY, ON BEHALF OF ITSELF AND ITS SUBSIDIARIES, IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument. Delivery of an executed Agreement by one party to any other party may be made by facsimile, electronic mail (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) or other transmission method, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. This Agreement shall be effective when, but only when, at least one counterpart hereof shall have been executed on behalf of each party hereto. The Company hereby irrevocably waives any right it may have to a trial by jury in respect to any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

17. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For the purposes of this Section 15, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[The remainder of this page is left intentionally blank.]

Please confirm that the foregoing correctly sets forth the agreement among the Company and the Underwriter.

Very truly yours,

NEW YORK COMMUNITY BANCORP, INC.

By:	/s/ R. Patrick Quinn
Name: R. Patrick Quinn
Title: Senior Executive Vice President, General Counsel & Corporate Secretary

FEDERAL DEPOSIT INSURANCE CORPORATION, AS RECEIVER OF SIGNATURE BRIDGE BANK, NATIONAL ASSOCATION, NEW YORK, NEW YORK

As the Selling Shareholder

By:	/s/ Brock Walker
Name:	Brock Walker
Title:	Assistant Director

CONFIRMED as of the date first above mentioned.

BARCLAYS CAPITAL INC.

By:	/s/ Victoria Hale
Name:	Victoria Hale
Title:	Authorized Signatory

Acting on behalf of itself as the Underwriter.

[signature page – Underwriting Agreement]

Schedule I

Name	Number of Shares
Barclays Capital Inc.	39,032,006

Total:	39,032,006

Initial Purchase Price: $10.05275 per share

Schedule II

[List of Executive Officers and Directors]

Annex I

Issuer-Represented Free Writing Prospectuses

•	Launch Press Release, dated May 16, 2023.

•	Pricing Press Release, dated May 16, 2023.

Annex II

Lock-Up Agreement

May 16, 2023

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Re:	New York Community Bancorp, Inc. (the “Company”) - Lock-Up Agreement

Ladies and Gentlemen:

This letter agreement (this “Agreement”) relates to the proposed sale (the “Offering”) by the Federal Deposit Insurance Corporation, as receiver of Signature Bridge Bank, National Association, New York, New York, of an aggregate of 39,032,006 shares of the common stock, $0.01 par value (the “Common Stock”) of New York Community Bancorp, Inc., a Delaware corporation (the “Company”).

In consideration of the execution of the Underwriting Agreement by the Underwriter, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Barclays Capital Inc., the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and shares of Common Stock that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Common Stock, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or any other securities of the Company (other than any registration on Form S-8), or (4) publicly disclose the intention to do any of the foregoing for a period commencing on the date hereof and ending on the 30th day after the date of the Prospectus relating to the Offering (such 30 day period, the “Lock-Up Period”).

The foregoing restrictions are expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of Common Stock or any other securities of the Company even if such Common Stock or other securities of the Company would be disposed of by someone other than the undersigned, including, without limitation, any short sale or any purchase, sale or grant of any right (including without limitation any put or call option, forward, swap or any other derivative transaction or instrument) with respect to any Common Stock, or any other security of the Company that includes, relates to, or derives any significant part of its value from Common Stock or other securities of the Company.

The foregoing restrictions, including without limitation the immediately preceding sentence, shall not apply to:

(a) transactions relating to shares of Common Stock or other securities acquired in the open market after the completion of the Offering;

(b) bona fide gifts, sales or other dispositions of shares of any class of the Company’s capital stock, in each case that are made exclusively between and among the undersigned or members of the undersigned’s family, or affiliates of the undersigned, including its partners (if a partnership) or members (if a limited liability company); provided that it shall be a condition to any transfer pursuant to this clause (b) that (i) the transferee/donee agrees to be bound by the terms of this Lock-Up Letter Agreement (including, without limitation, the restrictions set forth in the preceding sentence) to the same extent as if the transferee/donee were a party hereto and (ii) the undersigned notifies Barclays Capital Inc. at least two business days prior to the proposed transfer or disposition;

(c) the exercise of warrants or the exercise of stock options granted pursuant to the Company’s stock option/incentive plans or otherwise outstanding on the date hereof, including the Company’s outstanding BONUSESSM Units; provided, that the restrictions shall apply to shares of Common Stock issued upon such exercise or conversion;

(d) the establishment of any contract, instruction or plan that satisfies all of the requirements of Rule 10b5-1 (a “Rule 10b5-1 Plan”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); provided, however, that no sales of Common Stock or securities convertible into, or exchangeable or exercisable for, Common Stock, shall be made pursuant to a Rule 10b5-1 Plan prior to the expiration of the Lock-Up Period (as the same may be extended pursuant to the provisions hereof);

(e) any demands or requests for, exercises of any right with respect to, or taking of any action in preparation of, the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”), of the undersigned’s shares of Common Stock, provided that no transfer of the undersigned’s shares of Common Stock registered pursuant to the exercise of any such right and no registration statement shall be filed under the Securities Act with respect to any of the undersigned’s shares of Common Stock during the Lock-Up Period;

(f) transfers pursuant to an order of a court or regulatory agency (for purposes of this Agreement, a “court or regulatory agency” means any domestic or foreign, federal, state or local government, including any political subdivision thereof, any governmental or quasi-governmental authority, department, agency or official, any court or administrative body, and any national securities exchange or similar self-regulatory body or organization, in each case of competent jurisdiction); provided that any filing under Section 16(a) of the Exchange Act in connection with such transfer shall indicate, to the extent permitted by such Section and the related rules and regulations, that such transfer is pursuant to an order of a court or regulatory agency;

(g) to transfers from an executive officer to the Company upon death, disability or termination of employment, in each case, of such executive officer;

(h) transfers to solely reflect a change in method of beneficial ownership by the undersigned of such shares of Common Stock from direct through the Company’s transfer agent to indirect through a brokerage or similar account established for the benefit of the undersigned, provided that appropriate controls are imposed to provide reasonable assurance that the terms of this Agreement are complied with; and

(i) the pledge, hypothecation or other granting of a security interest in Common Stock to one or more banks or financial institutions as collateral or security for any loan, advance or extension of credit and any transfer upon foreclosure upon such shares or thereafter, provided that the undersigned or the Company, as the case may be, shall provide the Underwriter prior written notice informing it of any public filing, report or announcement made by or on behalf of the Company or the undersigned with respect thereto.

It is understood that, if the Selling Shareholder notifies the Underwriter that it does not intend to proceed with the Offering through the Underwriter, if the Underwriter notifies the Company that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock, the undersigned will be released from its obligations under this Lock-Up Letter Agreement.

The undersigned understands that the Underwriter will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

This Lock-Up Letter Agreement and any transaction contemplated by this Lock-Up Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of laws principles that would result in the application of any other law than the laws of the State of New York (other than Section 5-1401 of the General Obligations Law).

Delivery of an executed Lock-Up Letter Agreement by one party to any other party may be made by facsimile, electronic mail (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) or other transmission method, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

This Lock-Up Letter Agreement shall automatically terminate upon the earlier to occur, if any, of (1) the termination of the Underwriting Agreement before the sale of any Stock to the Underwriter or (2) June 2, 2023, in the event that the Underwriting Agreement has not been executed by that date.

Very truly yours,

By:

Print Name:

Annex III

Total Shares Offered:	39,032,006 shares of Common Stock

Initial Price to Public:	Variable price offering

Public Offering Price Per Share	As to each investor, the price paid by such investor

Annex IV

[Opinion of R. Patrick Quinn, Senior Executive Vice President, General Counsel

& Corporate Secretary of the Company]

Annex V

[Opinion of Sullivan and Cromwell LLP]

Annex VI

[Negative Assurance Letter of Sullivan and Cromwell LLP]]

Annex VII

[Chief Financial Officer’s Certificate]